Exhibit 10.43

AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of March 11, 2014, is entered into by and among the lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and, collectively, as the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers (as such terms are defined in the below referenced Credit Agreement) (in such capacity, together with its successors and assigns in such capacity, “Agent”), ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“EAC”), ERICKSON HELICOPTERS, INC. (formerly known as Evergreen Helicopters, Inc.), an Oregon corporation (“Helicopters”) (Helicopters, together with EAC, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), the Subsidiaries of Borrowers identified on the signature pages hereof (such Subsidiaries are referred to hereinafter each individual as a “Guarantor”, and individually and collectively, jointly and severally, as the “Guarantors”), and in light of the following:

W I T N E S S E T H

WHEREAS, Lenders, Agent, Wells Fargo, as lead arranger, book runner, syndication agent, and documentation agent, and Borrowers are parties to that certain Credit Agreement, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Agent, Borrowers, and Guarantors are parties to that certain Guaranty and Security Agreement, dated as of May 2, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Credit Agreement and the Guaranty and Security Agreement;

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate Borrowers’ requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto), as amended hereby.

2. Amendments to Loan Documents.

(a) Schedule 1.1 to the Credit Agreement is hereby amended and modified by amending and restating the following defined terms in their entirety:

““Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the ratio of (a) EBITDA for such period minus Capital Expenditures (other than (i) Capital Expenditures financed with the proceeds of Indebtedness (other than proceeds of Advances), and (ii) Capital Expenditures purchased with the Net Cash Proceeds received relative to, and as a replacement, for, the disposition of Capital Expenditures) made (to the extent not already incurred in a prior period) or incurred during such period in accordance with Section 2.4(e)(ii) of the Agreement, to (b) Fixed Charges for such period; provided, however, solely for the purpose of calculating this Fixed Charge Coverage Ratio, if Average Availability for the applicable quarter is greater than 12% of the Maximum Revolver Amount, Capital Expenditures for such quarter shall exclude Growth CapEx.”

““Permitted Intercompany Advances” means loans, contributions, and Restricted Payments made by (a) a Loan Party to another Loan Party so long as the parties thereto are party to the Intercompany Subordination Agreement, (b) a Subsidiary of a Borrower that is not a Loan Party to another Subsidiary of a Borrower that is not a Loan Party, (c) a Subsidiary of a Borrower that is not a Loan Party to a Loan Party so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to a Subsidiary of a Borrower that is not a Loan Party so long as (i) the aggregate amount of all such loans, contributions, and Restricted Payments made in the aggregate during the term of the Agreement (by type, not by the borrower) does not exceed $10,000,000 outstanding at any one time, (ii) at the time of the making of such loan, no Event of Default has occurred and is continuing or would result therefrom, and (iii) Borrowers have Availability equal to or greater than 12% of the Maximum Revolver Amount immediately after giving effect to each such loan.”

““Permitted Preferred Stock Dividend” means a dividend in accordance with the Preferred Equity Documents so long as (a) no Event of Default has occurred and is continuing or would result therefrom, (b) on a pro forma basis, Borrowers and their Subsidiaries are projected to be in compliance with the Financial Covenants in Section 7 of the Agreement for the 12 month period ended one year after the proposed date of consummation of such proposed dividend, and (c) Availability is at least 12% of the Maximum Revolver Amount before and after giving effect to such dividend.”

“Permitted Seller Note Prepayment” means the prepayment of the outstanding principal amount of any Seller Note so long as (a) such Seller Note is repaid at an amount that is less than the par amount of the principal amount such Seller Note, (b) no Event of Default has occurred and is continuing or would result therefrom, (c) Average Availability is at least 20% of the Maximum Revolver Amount for the 30 day period to any such prepayment, and (d) Availability is at least 20% of the Maximum Revolver Amount immediately after giving effect to any such prepayment.

(b) Schedule 1.1 to the Credit Agreement is hereby amended and modified by replacing the reference to “$125,000,000” in the definition of “Maximum Revolver Amount” with “$140,000,000”.

(c) Schedule 1.1 to the Credit Agreement is hereby amended and modified by amending and restating clause (e) of the definition of “Permitted Acquisition” as follows:

“(e) Borrowers shall have Availability in an amount equal to or greater than 20% of the Maximum Revolver Amount immediately after giving effect to the consummation of the proposed Acquisition,”

(d) Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule C-1 attached hereto.

(e) Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 5.2 attached hereto.

(f) Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least (i) 1.20:1.00 for the 12 month period ending as of the end of each fiscal quarter if Borrowers’ Average Availability during such fiscal quarter was greater than 12% of the Maximum Revolver Amount, or (ii) 1.05:1.00 for the 12 month period ending as of the end of each fiscal quarter if Borrowers’ Average Availability during such fiscal quarter was less than or equal to 12% of the Maximum Revolver Amount.”

(g) Section 9.3(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Any investment of Curative Equity shall be in immediately available funds and, subject to the limitations set forth in clause (e) below, shall be in an amount that is sufficient to (i) cause Borrowers’ Availability to be in excess of 12% of the Maximum Revolver Amount; and (ii) cause Borrowers to be in compliance with the Specified Financial Covenant as at the end of such fiscal quarter.

(h) Section 1 of the Guaranty and Security Agreement is hereby amended and modified by amending and restating the following defined term in its entirety:

““Triggering Event” means, as of any date of determination, that (A) an Event of Default has occurred as of such date, or (B) Availability is less than 12% of the Maximum Revolver Amount for three (3) consecutive Business Days immediately preceding such date.”

3. Conditions Precedent to Amendment. The satisfaction or waiver of each of the following shall constitute conditions precedent to the effectiveness of the Amendment:

(a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) Agent shall have received that certain fee letter, dated as of the date hereof (the “Amendment Fee Letter”), duly executed and delivered by the parties thereto, and the same shall be in full force and effect.

(c) Agent shall have received amendments to the Mortgages for the Real Property Collateral at 3100 Willow Springs Road, Central Point, OR 97502 and 1993 Kirtland Road, Central Point, OR 97502, duly executed and delivered by EAC, and the same shall be in full force and effect.

(d) Agent shall have received date down endorsements for the mortgagee title insurance policies issued for the Real Property Collateral at 3100 Willow Springs Road, Central Point, OR 97502 and 1993 Kirtland Road, Central Point, OR 97502, issued by Chicago Title Insurance Company, in form and substance reasonably satisfactory to Agent

(e) Borrowers shall have paid to Agent all fees required to paid pursuant to the Amendment Fee Letter on the date hereof.

(f) The representations and warranties herein and in the Credit Agreement and the other Loan Documents as amended hereby shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) No Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(h) Borrowers shall have paid all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement as therein provided.

(i) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, or any Lender.

(j) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of this Amendment and the Amendment Fee Letter (to the extent it is a party), (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party.

(k) Agent shall have received a certificate of status or equivalent documentation with respect to each Loan Party, dated within 20 days of the date hereof, any such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction.

(l) Agent shall have received an opinion from DLA Piper (in New York, Delaware, and Texas) and the Loan Parties’ local Oregon counsel, in form and substance satisfactory to Agent.

(m) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and the Lenders as follows:

(a) It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b) The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party,

(B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation in connection with this Amendment.

(c) This Amendment has been duly executed and delivered by each Loan Party. This Amendment and each Loan Document to which such Loan Party is a party is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Loan Party, Agent or any Lender.

(e) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(f) The representations and warranties in the Credit Agreement and the other Loan Documents as amended hereby are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

5. Payment of Costs and Fees. Borrowers agree to pay all out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

6. Release.

(a) Each Loan Party hereby acknowledges and agrees that as of March 10, 2014, the aggregate outstanding principal amount of Loans under the Credit Agreement and the other Loan Documents was $77,010,908.77 and that such principal amount is payable pursuant to the Credit Agreement and the other Loan Documents as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind. Each Loan Party hereby further acknowledges and agrees that as of March 10, 2014, the aggregate outstanding face amount of Letters of Credit was $877,515.33.

(b) Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each member of the Lender Group, each Bank Product Provider, and each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date hereof, or now has, against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in any of the Loan Documents or in this Amendment. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party each acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

7. Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification is made in accordance with the terms and provisions of Section 14.1 of the Credit Agreement.

9. Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10. Effect on Loan Documents.

(a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement and the Guaranty and Security Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) Upon and after the effectiveness of this Amendment, each reference in the Guaranty and Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Guaranty and Security Agreement, and each reference in the other Loan Documents to “the Guaranty and Security Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Guaranty and Security Agreement, shall mean and be a reference to the Guaranty and Security Agreement as modified and amended hereby.

(d) To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement and the Guaranty and Security Agreement as modified or amended hereby.

(e) This Amendment is a Loan Document.

(f) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

11. Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12. Reaffirmation of Obligations. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement, the Aircraft and Engine Security Agreement, or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. Each Loan Party hereby further does grant to Agent, for the benefit of each member of the Lender Group and the Bank Product Providers, a perfected security interest in the Collateral (as defined in the Guaranty and Security Agreement) and the Collateral (as defined in the Aircraft and Engine Security Agreement) in order to secure all of its present and future obligations under the Loan Documents.

13. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14. Guarantors. Each of the undersigned Guarantors consent to the amendments to the Loan Documents contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that no member of the Lender Group has any obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents, waivers, or amendments related to the Credit Agreement, and nothing herein shall create such a duty.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

EAC ACQUISITION CORPORATION, a Delaware corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

ERICKSON HELICOPTERS, INC. (formerly known as Evergreen Helicopters, Inc.), an Oregon corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

ERICKSON TRANSPORT, INC. (formerly known as Evergreen Helicopters of Alaska, Inc.), an Alaska corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

EVERGREEN HELICOPTERS INTERNATIONAL, INC., a Texas corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

EVERGREEN EQUITY, INC., a Nevada corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

EVERGREEN UNMANNED SYSTEMS, INC., a Delaware corporation

By:
Edward T. Rizzuti
Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, Lead Arranger, Book Runner, Syndication Agent, Documentation Agent, and a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

HSBC BANK USA, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

BANK OF THE WEST, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT AND AMENDMENT NUMBER TWO TO GUARANTY AND SECURITY AGREEMENT]

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Bank, N.A.	$57,000,000	$57,000,000
Bank of the West	$30,000,000	$30,000,000
Deutsche Bank Trust Company Americas	$28,000,000	$28,000,000
HSBC Bank USA, N.A.	$25,000,000	$25,000,000

All Lenders	$140,000,000	$140,000,000

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly (not later than the 25th day of each month); provided that if, as of any date of determination, Availability is less than 12% of the Maximum Revolver Amount, the reports specified in clauses (b) – (o) shall be delivered on a weekly basis (no later than Wednesday of each week) until such time as Availability shall have been at least 12% of the Maximum Revolver Amount at all times during each of the preceding 30 days

(a) a detailed report regarding Borrowers’ and their Subsidiaries’ cash and Cash Equivalents, including (i) daily cash collections, (ii) an indication of which amounts constitute Qualified Cash, (iii) account numbers, and (iv) balances for such account numbers,

(b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ Accounts,

(c) a Borrowing Base Certificate,

(d) a detailed aging and roll-forward, by total, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(e) a summary aging, by vendor, of the Loan Parties’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

(f) a monthly Account roll-forward, in a format acceptable to Agent in its discretion, with supporting details supplied from sales journals, collection journals, credit registers and any other records, tied to the beginning and ending account receivable balances of the Loan Parties’ general ledger,

(g) a reconciliation of Accounts, Inventory and trade accounts payable of the Loan Parties’ general ledger to its monthly financial statements including any book reserves related to each category,

(h) a detailed PPO Inventory system/perpetual report (which shall include a list of all PPO Inventory of each Loan Party as of each such day and includes the owner, serial parts, item numbers, item names, location codes, warehouse codes, country code, amount, and any other information reasonably requested by Agent) (delivered electronically in an acceptable format, if the Borrowers have implemented electronic reporting),

(i) a detailed Spare Parts Inventory system/perpetual report (which shall include a list of all Spare Parts by of each Loan Party as of each such day and includes the owner, item numbers and names, country codes, item group codes, status codes, warehouse codes, on hand amount, inventory value, and any other information reasonably requested by Agent) (delivered electronically in an acceptable format, if the Borrowers have implemented electronic reporting),

(j) a detailed work-in-process Inventory system/perpetual report (which shall include material and labor cost, and any other information reasonably requested by Agent (delivered electronically in an acceptable format, if the Borrowers have implemented electronic reporting),

(k) a report showing (i) all deferred revenues as set forth in the Loan Parties’ balance sheet for the prior month, and (ii) the portion of such deferred revenues that will be earned during the next four fiscal quarters,

(l) a detailed description by type and current location of all of the Inventory, Aircrafts, and Engines, owned by any Loan Party located both in and outside the United States, and for each Aircraft and each Engine that is located outside of the United States an indication of whether the country of its location is a signatory to either (i) the Geneva Convention, or (ii) the Cape Town Convention,

(m) a detailed calculation of Inventory, Aircrafts, and Engines that are not eligible for the Borrowing Base (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(n) a detailed report regarding any Inventory (i) with no usage in the immediately preceding seven years, (ii) with more than ten years of usage in the aggregate, or (iii) that has become obsolete due to engineering advances, and

(o) a detailed report regarding any write down or obsolete adjustment of any Loan Party’s Inventory, Aircrafts, and Engines.

Quarterly	(p) a report regarding the Loan Parties’ accrued, but unpaid, ad valorem taxes, and (q) a Perfection Certificate or a supplement to the Perfection Certificate.

Semi-annually	(r) a schedule of the Maintenance Program for each Aircraft and Engine and a report detailing any scheduled long-term maintenance or overhaul for any Aircraft or Engine.

On each anniversary of the Closing Date if requested by Agent	(s) an opinion of FAA counsel, in form and substance reasonably satisfactory to Agent, dated as of a date not more than 30 days prior to such anniversary, that, with respect to all Collateral consisting of Aircraft, Engines, and Spare Parts, based on FAA’s review of the Aviation Registry of the FAA and the International Registry, Agent has a perfected first priority security interest thereon and International Interest therein, free and clear of all Liens (other than Permitted Liens), and attaching thereto the related “priority search certificates” from the Aviation Registry of the FAA, the International Registry, and the Spare Parts perfection locations.

Within 10 days after a request by Agent	(t) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may reasonably request.

Promptly, but in any event within 10 days prior to any such action

(u) written notice that any Aircraft or Engine will be deregistered with the FAA or any Aircraft or Engine will be taken to a country that is not a signatory to the Geneva Convention or the Cape Town Convention, and

(v) written notice of any Engine being removed from any Aircraft.